Exhibit 99.2

MAIA Biotechnology CEO Details Immuno-Oncology Cancer Treatment Candidates and Development Pipeline in Letter to Shareholders

●	THIO-101 Phase 2 trial nears completion with survival and response data forthcoming; exploration of multiple cancer indications and next-generation molecules continues
●	Shareholder Letter available in Investor Relations section of MAIA’s corporate website.

CHICAGO, IL – March 05, 2024 – MAIA Biotechnology, Inc., (NYSE American: MAIA) (“MAIA” or the “Company”), a clinical-stage biopharmaceutical company developing targeted immunotherapies for cancer, today published a 2024 Letter to Shareholders by Chairman and Chief Executive Officer Vlad Vitoc, M.D., detailing the Company’s immuno-oncology cancer treatment candidates and development pipeline.

“At MAIA Biotechnology, our tenacious pursuit of innovative medicines to improve and extend people’s lives has led us to the forefront of cancer research. As we wrap up the Phase 2 clinical trial of our lead molecule THIO in non-small cell lung cancer (NSCLC) and pursue additional indications and a pipeline of next-generation THIO-like molecules, we are creating a robust and transformational cancer treatment franchise,” states Dr. Vitoc at the opening of his shareholder letter.

Letter Highlights

●	THIO-101 Phase 2 clinical trial nears completion; survival and response data updates forthcoming.
●	Along with NSCLC, MAIA’s pipeline of immuno-oncology therapies includes multiple hard-to-treat cancers.
●	More than 80 THIO-like compounds have been developed for the Company’s second-generation telomere targeting program.
●	Company’s pipeline includes THIO-102 Phase 2 and THIO-103 Phase 2/3 clinical trials (planning stage), and Investigational New Drug (IND)-enabling studies for second-generation telomere targeting agents.

MAIA’s letter to shareholders is available at ir.maiabiotech.com.

About MAIA Biotechnology, Inc.

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Our lead program is THIO, a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

Forward Looking Statements

MAIA cautions that all statements, other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels or activity, performance or achievements to be materially different from those anticipated by such statements. The use of words such as “may,” “might,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward looking statements. However, the absence of these words does not mean that statements are not forward-looking. For example, all statements we make regarding (i) the initiation, timing, cost, progress and results of our preclinical and clinical studies and our research and development programs, (ii) our ability to advance product candidates into, and successfully complete, clinical studies, (iii) the timing or likelihood of regulatory filings and approvals, (iv) our ability to develop, manufacture and commercialize our product candidates and to improve the manufacturing process, (v) the rate and degree of market acceptance of our product candidates, (vi) the size and growth potential of the markets for our product candidates and our ability to serve those markets, and (vii) our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates, are forward looking. All forward-looking statements are based on current estimates, assumptions and expectations by our management that, although we believe to be reasonable, are inherently uncertain. Any forward-looking statement expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and are subject to risks and uncertainties and other factors beyond our control that may cause actual results to differ materially from those expressed in any forward-looking statement. Any forward-looking statement speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In this release, unless the context requires otherwise, “MAIA,” “Company,” “we,” “our,” and “us” refers to MAIA Biotechnology, Inc. and its subsidiaries.

Investor Relations Contact

+1 (872) 270-3518

ir@maiabiotech.com

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